PROPERTY CO-TENANCY
                       OWNERSHIP AGREEMENT
          (Tractor Supply Company Store - Bristol, VA)


THIS CO-TENANCY AGREEMENT,

Made and entered into as of the 15th day of Oct, 1996, by and between Arel D. and Louise B. Middleton, (hereinafter called "Middleton"), and AEI Real Estate Fund XVIII Limited Partnership (hereinafter called "Fund XVIII") (Middleton, Fund XVIII (and any other Owner in Fee where the context so indicates) being hereinafter sometimes collectively called "Co-Tenants" and referred to in the neuter gender).

WITNESSETH:

WHEREAS, Fund XVIII presently owns an undivided 66.6722% interest in and to, and Middleton presently owns and undivided 11.6552% interest in and to, and Joyce R. Scott presently owns an undivided 9.9069% interest (also referred to herein as Co-Tenant) in and to, and Robert P. Johnson presently owns an undivided 11.7657% interest (also referred to herein as Co-Tenant) in and to the land, situated in the City of Bristol, County of Washington, and State of VA, (legally described upon Exhibit A attached hereto and hereby made a part hereof) and in and to the improvements located thereon (hereinafter called "Premises");

WHEREAS, The parties hereto wish to provide for the orderly operation and management of the Premises and Middleton's interest by Fund XVIII; the continued leasing of space within the Premises; for the distribution of income from and the pro-rata sharing in expenses of the Premises.

NOW THEREFORE, in consideration of the purchase by Middleton of an undivided interest in and to the Premises, for at least One Dollar ($1.00) and other good and valuable consideration by the parties hereto to one another in hand paid, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants and agreements herein contained, it is hereby agreed by and between the parties hereto, as follows:

1.    The  operation  and  management of the  Premises  shall  be delegated to Fund XVIII, or its designated agent, successors or assigns. Provided, however, if Fund XVIII shall sell all of its interest in the Premises, the duties and obligations of Fund XVIII respecting management of the Premises as set forth herein, including but not limited to paragraphs 2, 3, and 4 hereof, shall be exercised by the holder or holders of a majority undivided co-tenancy interest in the Premises. Except as hereinafter expressly provided to the contrary, each of the parties hereto agrees to be bound by the decisions of Fund XVIII with respect to all administrative, operational and management matters of the property comprising the Premises, including but not limited to the management of the net lease agreement for the Premises. The parties hereto hereby designate Fund XVIII as their sole and exclusive agent to deal with any property agent and to execute leases of space within the Premises, including but not limited to any amendments, consents to assignment, sublet, releases or modifications to leases or guarantees of lease or easements affecting the Premises, on behalf of all present or future Co-Tenants. Only Fund XVIII may obligate any Co-Tenant with respect to any expense for the Premises.

As further set forth in paragraph 2 hereof, Fund XVIII agrees to require any lessee of the Premises to name Middleton as an insured or additional insured in all insurance policies provided for, or contemplated by, any lease on the Premises. Fund XVIII shall use its best efforts to obtain endorsements adding Co-Tenants to said policies from lessee within 30 days of commencement of this agreement. In any event, Fund XVIII shall distribute any insurance proceeds it




Co-Tenant Initial: /s/ ADM /s/ LBM
Co-Tenancy Agreement for Tractor Supply - Bristol, VA





may receive, to the extent consistent with any lease on the Premises, to the Co-Tenants in proportion to their respective ownership of the Premises.

2. Income, expenses and any net proceeds from a sale of the Premises shall be allocated among the Co-Tenants in proportion to their respective share(s) of ownership. Shares of net income shall be pro-rated for any partial calendar years included within the term of this Agreement. Fund XVIII may offset against, pay to itself and deduct from any payment due to Middleton under this Agreement, and may pay to itself the amount of Middleton's share of any legitimate expenses of the Premises which are not paid by Middleton to Fund XVIII or its assigns, within ten (10) days after demand by Fund XVIII. In the event there is insufficient operating income from which to deduct Middleton's unpaid share of operating expenses, Fund XVIII may pursue any and all legal remedies for collection.

Operating Expenses shall include all normal operating expense, including but not limited to: maintenance, utilities, supplies, labor, management, advertising and promotional expenses, salaries and wages of rental and management personnel, leasing commissions to third parties, a monthly accrual to pay insurance premiums, real estate taxes, installments of special assessments and for structural repairs and replacements, management fees, legal fees and accounting fees, but excluding all operating expenses paid by Lessee under terms of any triple net lease agreement initiated concurrently with, or subsequent to, this agreement.

Middleton has elected to retain, and agrees to annually reimburse, Fund XVIII in the amount of $595 for the expenses, direct and indirect, incurred by Fund XVIII in providing quarterly accounting and distributions of Middleton's share of net income and for tracking, reporting and assessing the calculation of Middleton's share of operating expenses incurred from the Premises. This invoice amount shall be pro-rated for partial years and Middleton authorizes Fund XVIII to deduct such amount from Middleton's share of revenue. Middleton may terminate this agreement at any time and collect it's share of rental stream directly from the tenant.

3. Full, accurate and complete books of account shall be kept in accordance with generally accepted accounting principles at Fund XVIII's principal office, and each Co-Tenant shall have access to such books and may inspect and copy any part thereof during normal business hours. Within ninety (90) days after the end of each calendar year during the term hereof, Fund XVIII shall prepare an accurate income statement for the ownership of the Premises for said calendar year and shall furnish copies of the same to all Co-Tenants. Quarterly, as its share, Middleton shall be entitled to receive 11.6552% of all items of income and expense generated by the Premises, and Fund XVIII shall be entitled to receive 66.6722% as its share. Upon receipt of said accounting, if the payments received by each Co-Tenant pursuant to this Paragraph 3 do not equal, in the aggregate, the amounts which each are entitled to receive with respect to said calendar year pursuant to Paragraph 2 hereof, an appropriate adjustment shall be made so that each Co-Tenant receives the amount to which it is entitled.

4. If Net Income from the Premises is less than $0.00 (i.e., the Premises operates at a loss), or if capital improvements, repairs, and/or replacements, for which adequate reserves do not exist, need to be made to the Premises, the Co-Tenants, upon receipt of a written request therefor from Fund XVIII, shall, within fifteen (15) business days after receipt of notice, make payment to Fund XVIII sufficient to pay said net operating losses and to provide necessary operating capital for the premises and to pay for said capital improvements, repairs and/or replacements, all in proportion to their undivided interests in and to the Premises.

5. Co-Tenants may, at any time, sell, finance, or otherwise create a lien upon their interest in the Premises but only upon their interest and not upon any part of the interest held, or owned, by any other Co-Tenant. All Co-



Co-Tenant Initial: /s/ ADM /s/ LBM
Co-Tenancy Agreement for Tractor Supply - Bristol, VA







Tenants reserve the right to escrow proceeds from a sale of their interests in the Premises to obtain tax deferral by the purchase of replacement property.

6. If any Co-Tenant, shall be in default with respect to any of its obligations hereunder, and if said default is not corrected within thirty (30) days after receipt by said defaulting Co-Tenant of written notice of said default, or within a reasonable period if said default does not consist solely of a failure to pay money, the remaining Co-Tenant(s) may resort to any available remedy to cure said default at law, in equity, or by statute.

7. This property management agreement shall continue in full force and effect and shall bind and inure to the benefit of the Co-Tenant and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns until the expiration date plus extensions of the net lease agreement or upon the sale of the entire Premises in accordance with the terms hereof and proper disbursement of the proceeds thereof, whichever shall first occur. Unless specifically identified as a personal contract right or obligation herein, this agreement shall run with any interest in the Premises and with the title thereto. Once any person, party or entity has ceased to have an interest in fee in the Premises, it shall not be bound by, subject to or benefit from the terms hereof; but its heirs, executors, administrators, personal representatives, successors or assigns, as the case may be, shall be substituted for it hereunder.

8. Any notice or election required or permitted to be given or served by any party hereto to, or upon any other, shall be deemed given or served in accordance with the provisions of this Agreement, if said notice or elections addressed as follows;

If to Fund XVIII:

AEI Real Estate Fund XVIII Limited Partnership
1300 Minnesota World Trade Center
30 E. Seventh Street
St. Paul, Minnesota  55101

If to Middleton:

Arel D. and Louise B. Middleton
P.O. Box 283
Wasco, OR  97065-0283

If to Scott:

Joyce R. Scott
1562 Rainbow Drive
Santa Ana, CA 92705

Each mailed notice or election shall be deemed to have been given to, or served upon, the party to which addressed on the date the same is deposited in the United States certified mail, return receipt requested, postage prepaid, or given to a nationally recognized courier service guaranteeing overnight delivery as properly addressed in the manner above provided. Any party hereto may change its address for the service of notice hereunder by delivering written notice of said change to the other parties hereunder, in the manner above specified, at least ten (10) days prior to the effective date of said change.



Co-Tenant Initial: /s/ ADM /s/ LBM
Co-Tenancy Agreement for Tractor Supply - Bristol, VA







10. This Agreement shall not create any partnership or joint venture among or between the Co-Tenants or any of them, and the only relationship among and between the Co-Tenants hereunder shall be that of owners of the premises as tenants in common subject to the terms hereof.

11. The unenforceability or invalidity of any provision or provisions of this Agreement as to any person or circumstances shall not render that provision, nor any other provision hereof, unenforceable or invalid as to any other person or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

12. In the event any litigation arises between the parties hereto relating to this Agreement, or any of the provisions hereof, the party prevailing in such action shall be entitled to receive from the losing party, in addition to all other relief, remedies and damages to which it is otherwise entitled, all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with said litigation.






Co-Tenant Initial: /s/ ADM /s/ LBM
Co-Tenancy Agreement for Tractor Supply - Bristol, VA



IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed and delivered, as of the day and year first above written.

Middleton     Arel D. and Louis B. Middleton

              By: /s/ Arel D. Middleton        /s/  Arel D. Middleton
                      Arel D. Middleton

              By: /s/ Louise B. Middleton      /s/  Louise B. Middleton
                      Louise B. Middleton

STATE OF              )
                         ) ss
COUNTY OF             )                       [notary seal]

The  foregoing instrument was acknowledged  before  me,  a
Notary  Public in and for the County and State  aforesaid,
this  12 day of October, 1996, by /s/ Linda Cornie, Notary
Public.

Fund XVIII   AEI Real Estate Fund XVIII Limited Partnership

             By: AEI Fund Management XVIII, Inc.,
                 its corporate general partner

             By: /s/ Robert P. Johnson
                     Robert P. Johnson, President

Witness      By: /s/ Laura Steidl

Witness      By: /s/ Kelly Schueller

State of Minnesota )
                       ) ss.
County of Ramsey   )

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 15th day of October, 1996, Robert P. Johnson, President of AEI Fund Management XVIII, Inc., corporate general partner of AEI Real Estate Fund XVIII Limited Partnership, who executed the foregoing instrument in said capacity and on behalf of the corporation in its capacity as corporate general partner, on behalf of said limited partnership.


                         /s/  Catherine A. Davis         [notary seal]
                              Notary Public






Co-Tenant Initial: /s/ ADM /s/ LBM
Co-Tenancy Agreement for Tractor Supply - Bristol, VA







                    EXHIBIT A LEGAL DESCRIPTION


A certain tract of land, containing 2.74 acres, more or less, situated, lying, and being in the City of Bristol and in the County of Washington, State of Virginia, as described by metes and bounds as follows:

      Located in Washington County and the City of Bristol, Virginia within the Wal-Mart Shopping Center Development; being a portion of Tract No. 8 (Wal-Mart Stores, Inc.) as shown on Plat of Record in Plat Book 4, Page 63, in the recorders office for Washington County, Virginia; being more particularly described as follows:

      BEGINNING at an iron pin corner to Walnut Grove Church and Tract 5 of the Wal-Mart Development, thence proceeding with the line of Walnut Grove church North 86 degrees 02 minutes 35 seconds West for a distance of 337.57 feet to an iron pin set this survey; thence leaving the line of Walnut Grove Church and proceeding with a new line North 46 degrees 10 minutes 34 seconds East for a distance of 591.56 feet to an iron pin set this survey in the line of Tract 7; said iron pin being on the south side of said road South 43 degrees 49 minutes 26 seconds East for a distance of 250.00 feet to an iron pin set this survey and corner to Tract 5; thence with the line of Tract 5 South 46 degrees 10 minutes 34 seconds West for a distance of 364.723 feet to the BEGINNING, containing 2.74 acres more or less as surveyed by Frizzell Engineering July, 1995.

A part of, but NOT all of Tract No. 8 of the subdivision of the Wal-Mart Shopping Center as shown on a plat dated April 20, 1993 which plat is of record in the Office of the Clerk of the Circuit Court of Washington County, Virginia in Plat Book 28, pages 42 through 45 and in records of the City of Bristol in Plat Book 4, pages 60 through 63, to which plat reference is hereto made for a more particular description.

TOGETHER WITH a non-exclusive easement for the use of the drive lanes, as set forth in Easements With Covenants And Restrictions Affecting Land ("ECR") by and between Wal-Mart Stores, Inc., a Delaware corporation and Lowe's Home Center, Inc., a North Carolina corporation, dated November 16, 1993, recorded in the Clerk's Office,, Circuit Court, County of Washington, Virginia, in Deed Book 888, page 345.

BEING a portion of the same real estate conveyed to Tractor Supply Company, a Tennessee corporation by deed from Wal-Mart Stores, Inc., a Delaware corporation, dated October 2, 1995, recorded November 29, 1995, recorded in the Clerk's Office, Circuit Court, County of Washington, Virginia, in Deed book 931, page 231, and in the Clerk's Office, Circuit Court, City of Bristol, Virginia, in Deed Book 329, page 19.